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                     DIRECTOR'S INCENTIVE COMPENSATION AGREEMENT


     This DIRECTOR'S INCENTIVE COMPENSATION AGREEMENT (the "Agreement"), is made as of March 19, 1997 (the "Effective Date") by and between UNITED MEDICORP,
INC. ("UMC"), 10210 North Central Expressway;, Suite 400, Dallas, Texas 75231; and MICHAEL P. BUMGARNER ("Director").


                                 W I T N E S S E T H:


WHEREAS, Director desires to provide certain services involving the sale of UMC's medical claims processing, collections, and related services to clinics and hospitals (the "UMC Services"); and

WHEREAS, UMC desires to compensate the Director for revenues produced for UMC from such sales;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DIRECTOR'S SERVICES. (a) UMC hereby authorizes Director on a non-exclusive basis to solicit hospitals, physicians, clinics, and other healthcare providers in THE STATE OF TEXAS (the "Sales Area") to use the UMC Services, to assist
UMC in entering into contracts with solicited hospitals and clinics to provide the UMC Services, and to support UMC in maintaining its business relationships with solicited hospitals and clinics. Director acknowledges UMC may itself market the UMC Services within the Sales Area, and that UMC has the right to enter into agreements with others, including sales agents, for the sale of the UMC Services within the Sales Area.

     (b) Director agrees to comply with all of UMC's procedures, as they may change from time to time. To that end, Director will refer potential customers it solicits to UMC in accordance with UMC's standard procedures, and all contracts with such customers for the UMC Services shall be entered into by UMC and shall be on UMC's authorized contract form, as such form may change from time to time. Director agrees to describe UMC and the UMC Services to potential customers in a complete and accurate manner, including, without limitation, accurately presenting UMC's established prices, specifications, policies, terms and conditions, all of which Director understands may be changed by UMC from time to time at its discretion.

     (c) Director's performance hereunder shall be evaluated on a quarterly basis to determine the total revenues derived by UMC from customers sold by or with assistance from Director. The Compensation Committee of the UMC Board of Directors shall be responsible for awarding shares of UMC Common Stock, awarding exercisable UMC Common Stock Purchase Warrants, and/or authorizing


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the payment of cash commissions (collectively "Compensation") to Director consistent with the terms of this agreement.

2. RESPONSIBILITIES OF UMC. For its services, UMC shall pay Director Compensation in accordance with the provisions of Schedule 2 attached hereto. UMC agrees to provide to Director appropriate information for the purpose of Director's solicitation of customers and referral of orders to UMC for the UMC Services.

3. TERM AND TERMINATION. This Agreement shall become effective only upon execution by an authorized officer of UMC, and unless sooner terminated as provided herein, shall remain in effect for three years. Thereafter, the terms shall renew automatically for additional one year periods unless terminated by either party upon written notice given at least sixty days prior to the expiration of a term. This Agreement may be terminated by either party immediately, for cause, upon written notice. Cause shall include the occurrence of any of the following:

     (a)  Failure to achieve the Performance Criteria set forth on Schedule 1;

     (b) An assignment or attempted assignment of this Agreement by the Director in breach of Section 12;

     (c) Material violation by either party of the terms or conditions of this Agreement; or

     (d) Either party making any material misrepresentation or omission regarding itself, UMC or the UMC Services to the other party or any potential or actual customer of UMC.

     (e)  The conviction of either party or any of its affiliates for a felony.

4. NON-COMPETE. Director agrees that, during the term of this Agreement and for a period of two years after termination or expiration of this Agreement, Sales Agent shall not (a) engage in a business which competes with UMC in the Sales Area in any manner or form, or provide any services to any person engaged in such a business, except that Director may act as a sales agent for other claims processing companies solely with respect to prospects that have not been customers of UMC or solicited (either by Director, UMC or any other person) to be customers of UMC; (b) call upon or solicit any customer of UMC for the purpose of competing with UMC or otherwise engaging in the business of UMC; (c) or attempt to take away from UMC the business of any such customer. During the term of this Agreement and following the expiration or termination of this Agreement, Director agrees not to interfere in any manner with the relationship between UMC and its existing customers or prospects that are being actively pursued by UMC. Director agrees and acknowledges that these restrictions on Director's ability to


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compete with UMC, including provisions regarding the time duration that such competitive restrictions are in place and the scope of those restrictions, are each reasonable in relation to this Agreement. Director further acknowledges and agrees that such competitive restrictions are necessary to protect the goodwill and business interests of UMC, and further that the special knowledge and confidential and proprietary information imparted to Director by UMC is instrumental to and uniquely valuable in UMC's business. Director shall require that each employee and contractor it engages to solicit customers for UMC Services agree as a condition of their employment to restrictions substantially identical to the provisions of this section.

5.  CONFIDENTIALITY.     Director agrees to preserve the confidentiality of all
information which Director obtains from UMC or any customer of UMC. Such confidential information shall include, but not be limited to, knowledge of customer requirements, business plans and procedures, software and data processing procedures, accounting and financial data, records, customer lists, and marketing strategies. Director shall not disclose or use for Director's or any other entity's benefit any of such confidential information or materials in Director's possession except in the performance of this Agreement and in no case after termination or expiration of this Agreement. This provision shall survive termination or expiration of this Agreement. Director shall require that each employee and contractor it engages to solicit customers for UMC Services agree to restrictions substantially identical to the provisions of this section.

6. BREACH OF AGREEMENT. The parties hereto agree that any breach of Section 4 or 5 of this Agreement by Director may cause UMC irreparable harm. In addition to whatever remedies UMC shall be entitled to at law or in equity, UMC shall be entitled to specific performance and an injunction against a breach or threatened breach of Section 4 or 5 of this Agreement. In the event of any breach of this Agreement, UMC shall have the right, at its option, to offset the amount of any losses, damages, expenses or other costs incurred by UMC, including court costs and attorneys' fees, as a result of any breach of this Agreement, against any commissions due under Section 2 hereof.

7. INDEPENDENT CONTRACTOR. Director will be regarded as an independent contractor for all purposes and shall represent itself as such to third parties. This Agreement shall not make Director an agent of UMC, and Director shall not make representations on UMC's behalf, without the prior specific approval of UMC, nor shall Director bind UMC or make commitments on UMC's behalf or otherwise transact business in UMC's name.

8. WARRANTY AND LIMITATION OF LIABILITY. UMC MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, CONCERNING THE UMC SERVICES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A


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PARTICULAR USE OR PURPOSE.  IT IS INTENDED BY THE PARTIES THAT THIS SECTION
SHALL APPLY TO SALES AGENT AND CUSTOMERS SALES AGENT SOLICITS. UMC SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION NOT ATTRIBUTABLE TO UMC'S PERSONNEL OR EQUIPMENT. UMC SHALL IN NO EVENT BE LIABLE FOR INTERRUPTION, DELAYS, ERROR OR DEFECTS IN TRANSMISSION, OR FAILURE TO TRANSMIT WHEN CAUSED BY ACTS OF GOD, FIRE, WAR, RIOTS, GOVERNMENTAL AUTHORITIES, OR OTHER CAUSES BEYOND ITS EXCLUSIVE CONTROL. NEITHER PARTY SHALL BE OBLIGATED TO THE OTHER FOR ANY DAMAGES TO ANY PERSON OR PROPERTY DIRECTLY OR INDIRECTLY ARISING OUT OF THE BUSINESS OR OPERATIONS CONDUCTED BY THE OTHER PARTY EXCEPT FOR SUCH DAMAGES THAT ARE CAUSED BY SUCH OTHER PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

9. INDEMNIFICATION. Each party to this Agreement shall indemnify and save the other party harmless from and against any and all claims, costs, losses, expenses and demands arising out of or incurred as a result of any act, failure to act, misrepresentation, negligence or breach of this Agreement by such party or any of its employees, agents, contractors or representatives.

10. ADVERTISING AND PROMOTION. Director understands and agrees that it may not use any trademark, trade name, logo or service mark of UMC in its advertising and/or solicitation of orders for the UMC Services without prior written consent of UMC. Prior to the use of UMC's name, trademarks, logos or service marks in any manner by Director, Director shall submit to UMC for review and approval in writing a full and complete copy of any document, advertisement, proof or copy, or other media containing such use. UMC's approval or disapproval shall be at the sole discretion of UMC. UMC reserves the right to review and approve all advertising, promotional and end-user training materials used or distributed by Director, its employees, agents and representatives, which relate to UMC Services.

11. INVALIDITY. In case one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions of this Agreement shall remain in full force and effect. Furthermore, in lieu of such invalid, illegal or unenforceable provision, there shall be automatically added to this Agreement a provision as similar in terms as such provision as may be valid, legal and enforceable.

12. SUCCESSORS AND ASSIGNS. Director shall not assign its rights and obligations hereunder to any other person or entity without the prior written consent thereto of UMC, which consent shall be at its discretion. UMC may assign its rights and obligations hereunder to another person or entity, subject to its continuing obligation to


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pay Director under Section 2 for contracts entered into prior to such assignment.

13. AUDIT. UMC may audit or inspect Director's books and records related to UMC Services at any time during normal business hours in order to determine whether Director is entitled to the Compensation payable hereunder. Director may audit or inspect UMC's books and records as related to Director's sales of the UMC Services at any time during normal business hours, to determine whether Director is entitled to the Compensation payable hereunder.

14. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties. This Agreement may not be amended or modified except in writing signed by authorized representatives of both parties.

15. WAIVER. The waiver of any party to this Agreement of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE INTERNAL LAWS OF THE STATE OF TEXAS, AS SUCH LAWS ARE APPLIED TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY IN TEXAS, REGARDLESS OF THE DICTATES OF TEXAS CONFLICTS LAW, AND THE PARTIES HEREBY SUBMIT TO JURISDICTION AND VENUE EXCLUSIVELY IN THE UNITED STATES FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, OR THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS.

17. NOTICES. All notices pursuant to this Agreement must be in writing and mailed postage prepaid, by certified or registered mail, return receipt requested, sent by receipted courier service, or delivered personally to the party concerned at the address(es) set forth herein. Either party hereto may change its address by a notice given to the other party hereto. Notice shall be considered to have been given and received five days after the mailing thereof or on the date of receipt hereof, whichever occurs first.


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NOTICE TO UMC SHALL BE ADDRESSED TO:

     United Medicorp, Inc.
     Attention: President
     10210 North Central Expressway
     Suite 400
     Dallas, Texas 75231

NOTICE TO DIRECTOR SHALL BE TO THE ADDRESS SET FORTH BELOW ITS SIGNATURE.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

UNITED MEDICORP, INC.



By: /s/ Peter W. Seaman
    ------------------------------------------
Title: Chairman and C.E.O.
      ----------------------------------------
Name: Peter W. Seaman
      ----------------------------------------

DIRECTOR:


By: /s/ Mike Bumgarner
    ------------------------------------------
Name:   Mike Bumgarner
      ----------------------------------------
Address: 5800 Grandwood
        --------------------------------------
         San Antonio, TX 78239
        --------------------------------------







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                                      SCHEDULE 1

                                 PERFORMANCE CRITERIA


Director must attain the following minimum Performance Criteria in order to maintain this Agreement in force.

1) During the twelve months ending on each anniversary date following the Effective Date of this Agreement, Director shall deliver to UMC or assist UMC in closing a contract or contracts acceptable to UMC (in its sole discretion) with a noncancelable term of at least one year committing at least $20,000 per month in new revenues to UMC.

2) The decision to accept any contract or batch of claims or accounts shall be entirely at UMC's discretion.

4) Failure to attain the minimum Performance Criteria shown above will cause this Agreement to become voidable at UMC's discretion.





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                                      SCHEDULE 2
                               DIRECTOR'S COMPENSATION


                            UMC CLAIMS MANAGEMENT SERVICES


Commissions will be calculated and paid as a percentage of fees earned and collected by UMC from UMC Services sold to customers by or with assistance substantial from Director, as determined by UMC. Fees are based upon the collections generated by UMC Services and the amounts remitted to UMC by customers.

                                   COMMISSION RATES


UMC will pay the Director at commission rates that are based upon a percentage of UMC fees collected on a particular customer's contract. Commission rates are:

FIRST YEAR     SECOND YEAR    3RD & SUBSEQUENT YEARS
----------     -----------    ----------------------
  10%               6%                   4%

NOTE: The definition of "First Year" is 12 months from the date the customer's contract is signed. Second, third and remaining years are succeeding twelve-month periods following the First Year.

               CLIENT/CONTRACT TYPE DESCRIPTIONS


UMC recognizes that agreements with clients may be structured using local, national, and joint venture contracts. The payment of commissions under each contract type is as follows:

       - LOCAL (SINGLE SITE) CONTRACT - Paid according to the above Compensation Rates.

       - NATIONAL ACCOUNTS - These are defined as hospital chains, military facilities, or multi-location accounts which will create national sales opportunities. In cases where EACH FACILITY is required to sign a SEPARATE UMC contract the Compensation Rates as previously outlined will apply to each account sold. If one master contract is executed covering ALL ELIGIBLE FACILITIES then the commission paid will be based upon the total fees collected from all facilities during the First Year. Second and third year commission rates will apply to any accounts sold during the subsequent year(s).

                                 COMMISSION PAYMENTS


Commission payments will be paid within thirty (30) days following the end of the quarter in which payment for the underlying fees is received by UMC. No commissions can be paid until a client's contract and necessary documentation is completed and fees have been billed and collected by UMC.


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                             INCENTIVE WARRANT/STOCK PLAN

     As an alternative to the cash commission payments described above, Director may request to be compensated in a combination of cash, warrants, or Common Stock. Within 30 days following the end of each quarter, Director shall inform UMC whether he prefers the commissions payable for the just-completed quarter to be payable in cash, paid up shares of Common Stock, exercisable warrants, or any combination thereof. The Compensation Committee shall give due consideration to such request in determining the mix of compensation between cash, stock and/or warrants. If the compensation includes warrants or Common Stock, then such compensation shall be payable as defined below. The Compensation Committee of the UMC Board of Directors shall be responsible for implementation of this Incentive Warrant/Stock Plan.

1.   COMPENSATION IN WARRANTS:

Upon quarterly intervals following the Effective Date of this Agreement, the Compensation Committee of the Board of Directors may, at the Director's request, authorize compensation to the Director in the form of warrants to purchase UMC Common Stock at a price per share (the "Exercise Price") which shall be not less than fair market value as determined in good faith by the Board of Directors of UMC. The maximum number of exercisable warrants to be granted shall be equal to the cash commissions payable to Director divided by the "Fair Value" of a UMC Common Stock Purchase Warrant for one (1) share, as determined by the Company in compliance with an option valuation model such as the Black-Scholes Model or other valuation approach consistent with the requirements of FASB Statement 123. The specific terms and conditions of a UMC Common Stock Purchase Warrant are as shown per Schedule 3.

2.   COMPENSATION IN COMMON STOCK:

Upon quarterly intervals following the Effective Date of this Agreement, the Compensation Committee of the Board of Directors may, at the Director's request, authorize compensation to the Director in the form of paid up shares of UMC Common Stock. The maximum number of shares of Common Stock to be issued to Director shall be equal to the cash commissions payable to Director divided by the fair market value of UMC Common Stock, which shall be not less than the most recent trade price of UMC Common Stock on the over-the-counter market or any national exchange where the stock is registered.

3. UMC will issue certificates for shares from time to time if, and as, shares are issued or warrants are exercised as provided above.

4. Neither the shares of Common Stock, warrants, nor the shares of Common Stock issuable upon exercise will be registered under applicable securities laws.


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5.   During the period warrants are exercisable, UMC will provide to Director all current documents, schedules and forms filed with the Securities and Exchange Commission.

6. If Director requests Common Stock or exercisable warrants in lieu of cash commissions, Director will do so for its own account, for purposes of investing in UMC and with no intent of distribution of the underlying shares. Director shall only choose the Common Stock compensation option, the warrant compensation option, and/or to exercise warrants after careful review of all information regarding UMC provided as described above.















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